As filed with the Securities and Exchange
Commission on September 8, 1998                            Registration No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         WADE COOK FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          Nevada                                        91-1772094
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                           14675 Interurban Avenue S.,
                         Seattle, Washington 99168-4664
                    ----------------------------------------
                    (Address of Principal Executive Offices)


            Wade Cook Financial Corporation 1997 Stock Incentive Plan
            ---------------------------------------------------------
                            (Full title of the plan)

                         Acorn Corporate Services, Inc.
                        3885 S. Decatur Blvd., Suite 2010
                             Las Vegas, Nevada 89103
                     ----------------------------------------
                     (Name and address of agent for service)

                                 (702) 796-6060
           ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


 -----------------------------------------------------------------------------------------------------------------------------------

Title of Securities            Amount to         Proposed Maximum Offering         Proposed Maximum             Amount of
to be Registered(1)          be Registered          Price Per Share (2)        Aggregate Offering Price     Registration Fee(2)
 -----------------------------------------------------------------------------------------------------------------------------------
 Common Stock               5,000,000 shares             $0.385                     $1,923,000                  $535.00
 -----------------------------------------------------------------------------------------------------------------------------------

(1) Common Stock, par value $0.001 per share, offered by the Company pursuant to the Plan described herein.
(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average bid and ask prices for the Registrant's common shares on September 7, 1999, as quoted on the OTC Bulletin Board, which was $0.385 per share.





--------------------------------------------------------------------------------
================================================================================

This registration statement on Form S-8 registers Common Stock, par value $0.001 per share, of Wade Cook Financial Corporation (the "Registrant") to be issued pursuant to the exercise of options or shares granted under the Registrant's 1997 Stock Incentive Plan.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended December 31, 1998 filed on March 31, 1999 and amended on April 30, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10/A filed with the Securities and Exchange Commission on April 24, 1998, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable

Item 5.  Interests of Named Experts and Counsel.

None

Item 6.  Indemnification of Directors and Officers.

The Nevada General Corporation Law (the "Nevada Act") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Nevada Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Nevada law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of a corporation or any agreement between officers and directors and a corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Nevada Act.

The Registrant's Articles of Incorporation require the Registrant to indemnify and hold harmless, to the fullest extent permitted under the Nevada Act, any and all persons whom it shall have power to indemnify under the Nevada Act from and against any and all liabilities (including expenses) in which such persons may be involved or with which such persons may be threatened, or from other matters referred to in or covered by the Nevada Act. Such indemnification applies to liabilities arising out of actions in such persons' official capacity and actions in another capacity while holding such office. The requirement of the Registrant to indemnify such persons continues until such person has ceased to be a director or officer of the Registrant.

The Registrant's Bylaws provide for the indemnification of directors and executive officers of the Registrant to the maximum extent permitted by the Nevada Act and for the payment of judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense of a proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was a director or executive officer of the Registrant. The Registrant's Bylaws authorize the Board of Directors of the Registrant, at any time, to approve indemnification of any other person which the Registrant has the power to indemnify under the Nevada Act.

The Registrant also has entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. Under the terms of the indemnification agreements, the Registrant is not required to indemnify a director or officer if the indemnified loss results from any of the following: (a) a violation of Section 16(b) of the Exchange Act; (b) any claims initiated or brought voluntarily by the director or officer, except for claims made by way of defense; (c) any claim brought by the director or officer to enforce or interpret the indemnification agreement, if a court of competent jurisdiction determines that each of the material assertions made by the director or officer were not made in good faith or were frivolous; and (d) any amounts which have been paid directly to the director or officer by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit Number      Exhibit
--------------      -------
   *4.1             The Wade Cook Financial Corporation 1997 Stock Incentive
                      Plan
    5.1             Opinion of Kummer, Kempfer, Bonner & Renshaw
   23.1             Consent of Miller & Company
   23.2             Consent of Kummer, Kempfer, Bonner & Renshaw (Included in
                      Exhibit 5.1)
   24.1             Power of Attorney (See page II-5 of this registration
                      statement)
------------------------------------

* Previously filed as Exhibit 10.1 to the registrant's quarterly report on Form 10-Q for the period ending September 30, 1998, filed on November 16, 1998.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tukwila, State of Washington, on this 10th day of September, 1999.

                                   WADE COOK FINANCIAL CORPORATION


                                   By: /s/ Wade B. Cook
                                       -----------------------------------------
                                       Wade B. Cook, President

                                Power of Attorney

     Each person whose signature appears below constitutes and appoints Wade Cook and Richard Smith, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                               Date
---------                     -----                               ----

/s/ Wade B. Cook
--------------------------
Wade B. Cook                  Chairman, President, Chief      September 10, 1999
                              Executive Officer, Director
                              (Principal Executive Officer)

/s/ Richard Smith
--------------------------
Richard Smith                 Chief Financial Officer,        September 10, 1999
                              Treasurer, Assistant Secretary
                             (Principal Financial Officer and
                              Accounting Officer)


--------------------------
Laura M. Cook                 Secretary, Director             September 10, 1999


/s/ Robert T. Hondel
--------------------------
Robert T. Hondel              Director                        September 10, 1999


/s/ Joel Black
--------------------------
Joel Black                    Director                        September 10, 1999



--------------------------
Nicholas Dettman              Director                        September 10, 1999


/s/ Robin Anderson
--------------------------
Robin Anderson                Director                        September 10, 1999


/s/ Angela Pirtle
--------------------------
Angela Pirtle                 Director                        September 10, 1999


/s/ Janice Leysath
--------------------------
Janice Leysath                Director                        September 10, 1999

/s/ Greg Maxwell
--------------------------
Greg Maxwell                  Director                        September 10, 1999


/s/ John Lang
--------------------------
John Lang                     Director                        September 10, 1999


/s/ Dan Wagner
--------------------------
Dan Wagner                    Director                        September 10, 1999

                                  Exhibit Index


Exhibit Number      Exhibit                                          Page
--------------      -------                                          ----

   *4.1             The Wade Cook Financial Corporation 1997 Stock
                      Incentive Plan

    5.1             Opinion of Kummer, Kempfer, Bonner & Renshaw

   23.1             Consent of Miller & Company

   23.2             Consent of Kummer, Kempfer, Bonner & Reshaw (Included in
                      Exhibit 5.1)

   24.1             Power of Attorney (See page II-5 of this registration
                      statement)

----------------------------
* Previously filed as Exhibit 10.1 to the registrant's quarterly report on Form 10-Q for the period ending September 30, 1998, filed on November 16, 1998.